Exhibit 99.1

FLUIDIGM REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2013
Strong Q3 2013 revenue growth of 43%

SOUTH SAN FRANCISCO, Calif. - October 30, 2013 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the third quarter ended September 30, 2013.

Total revenue for the third quarter of 2013 was $18.3 million, an increase of 43% from $12.8 million in the third quarter of 2012. Net loss for the third quarter of 2013 was $4.3 million, compared to a net loss of $4.2 million in the third quarter of 2012. Non-GAAP net loss for the third quarter of 2013 was $1.5 million, compared with a $2.5 million non-GAAP net loss for the third quarter of 2012 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“We are extremely pleased with our third quarter performance. Single-cell genomics revenue, which approximated 45% of product revenue, grew over 100% year-over-year. Our growth was fueled by contributions from both the C1™ Single-Cell Auto Prep and BioMark™ HD Systems. Consistent with previous quarters, the C1 system stimulated BioMark sales, as approximately 30% of C1 sales were bundled with a BioMark system. Additionally, we are delighted to report that the first peer reviewed scientific articles referencing the C1 have published. This visible success of our customers and validation of our technology will support continued adoption of our single-cell products and further cement our leadership in this rapidly growing market,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“In other research applications, sales to pharma companies and academic core labs were robust. In addition, under new leadership, our Japanese subsidiary delivered record revenues. Given our year-to-date performance and our current visibility into the fourth quarter, we are increasing our full year total revenue growth guidance,” continued Worthington.

Financial Highlights and Analysis

•	Fluidigm’s instrument installed base increased to approximately 845 units at the end of Q3 2013.

•	Analytical systems (BioMark, BioMark HD, and EP1™) represented approximately 60% of the installed base and preparatory systems (Access Array™ and C1) represented the remainder.

•	Instrument revenue grew 61% year-on-year in the quarter, driven by sales of C1 Single-Cell Auto Prep and BioMark HD Systems.

•	Consumables revenue grew 22% year-on-year in the quarter.

•
Consumables pull-through for analytical systems was within its historical range of $40,000 - $50,000 per instrument per year. Consumables pull-through for preparatory systems was above its historical range of $10,000 - $15,000.

•	Revenue by geography as a percent of total product revenue in the third quarter of 2013 was as follows: United States - 56%; Europe - 22%; Japan - 15%; Asia-Pacific - 5%; and Other - 2%.

•	Product margin was 72% in the third quarter of 2013, in-line with 72% in the third quarter of 2012.

•	Fluidigm ended the third quarter of 2013 with approximately $82.8 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•	Approximately 65% of the BioMark HD System sales during the quarter were motivated by single-cell research.

•	The total number of single-cell publications referencing Fluidigm increased to approximately 100. The first three C1 peer reviewed scientific articles have published.

•	Fluidigm entered into a settlement agreement relating to litigation against NanoString Technologies, Inc.

Financial Outlook
Fluidigm now projects total revenue growth for the full year 2013 to be between 32% and 34%, above its previously provided projections of 27% to 31%. Operating expenses in 2013 are projected to be around the top end of the previously provided range of $65 million to $68 million. Stock-based compensation expense in 2013 is projected to be between $6 million and $7 million. Capital spending is projected to be between $4 million and $5 million.

Conference Call Information
Fluidigm will host a conference call today, October 30, 2013 at 5:00 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its third quarter of 2013 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on October 30, 2013. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 74412882. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
The Company has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2013 and 2012. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other income and expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to the launch and impact of new products; future market adoption of our products and our leadership position in the single-cell genomics market; and current estimates of fourth quarter and full year 2013 total revenue growth, operating expenses, stock-compensation expenses, and capital spending. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to market acceptance of our products; our ability to successfully launch new products and applications; competition; our sales, marketing and distribution capabilities; our planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, our products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risk associated with international operations. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets microfluidic systems to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies in growth markets, such as single-cell genomics, applied genotyping, and sample preparation for targeted resequencing. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including 17 different commercial IFCs for nucleic acid analysis, and three families of assay chemistries. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm products are provided: For Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, C1, BioMark, EP1, and Access Array are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Un Kwon-Casado, CFA
VP, Corporate Development
650-266-6035 (Office)
un.kwon-casado@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Instruments	$10,894	$6,750	$28,964	$19,548
Consumables	7,151	5,852	20,602	16,578
Product revenue	18,045	12,602	49,566	36,126
License and grant revenue	242	180	736	549
Total revenue	18,287	12,782	50,302	36,675
Costs and expenses:
Cost of product revenue	5,138	3,518	14,273	10,990
Research and development	5,004	4,071	14,198	12,337
Selling, general and administrative	12,097	9,102	34,840	27,926
Litigation settlement	1,000	—	1,000	—
Total costs and expenses	23,239	16,691	64,311	51,253
Loss from operations	(4,952)	(3,909)	(14,009)	(14,578)
Gain from sale of investment in Verinata	—	—	1,777	—
Interest expense	(1)	(107)	(13)	(616)
Other income (expense), net	709	(75)	457	(127)
Loss before income taxes	(4,244)	(4,091)	(11,788)	(15,321)
Provision for income taxes	(42)	(61)	(95)	(101)
Net loss	$(4,286)	$(4,152)	$(11,883)	$(15,422)

Net loss per share, basic and diluted	$(0.17)	$(0.18)	$(0.47)	$(0.73)

Shares used in computing net loss per share, basic and diluted	25,534	22,544	25,407	21,161

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2013	December 31, 2012 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,099	$58,649
Short-term investments	43,580	21,362
Accounts receivable, net	12,413	12,900
Inventories	8,021	7,169
Prepaid expenses and other current assets	2,545	1,131
Total current assets	86,658	101,211
Long-term investments	19,140	3,666
Property and equipment, net	5,155	4,974
Other non-current assets	3,288	3,881
Total assets	$114,241	$113,732
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,406	$2,555
Accrued compensation and related benefits	3,713	2,877
Other accrued liabilities	5,117	4,279
Deferred revenue, current portion	2,807	1,886
Total current liabilities	15,043	11,597
Other non-current liabilities	2,186	1,478
Total liabilities	17,229	13,075
Total stockholders’ equity	97,012	100,657
Total liabilities and stockholders’ equity	$114,241	$113,732

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net loss	$(11,883)	$(15,422)
Depreciation and amortization	1,850	1,592
Stock-based compensation expense	4,681	3,047
Gain from sale of investment in Verinata	(1,777)	—
Other non-cash item	29	26
Changes in assets and liabilities, net	2,271	(3,222)
Net cash used in operating activities	(4,829)	(13,979)
Investing Activities
Purchases of investments	(56,831)	(27,705)
Proceeds from sales and maturities of investments	19,140	45,770
Proceeds from sale of investment in Verinata	3,117	—
Purchase of intangible assets	(1,043)	—
Purchases of property and equipment	(1,565)	(1,621)
Net cash (used in) provided by investing activities	(37,182)	16,444
Financing Activities
Proceeds from issuance of common stock, net of issuance costs	—	56,143
Proceeds from exercise of stock options	3,501	2,125
Repayment of long-term debt, net	—	(10,190)
Proceeds from line of credit	—	1,875
Net cash provided by financing activities	3,501	49,953
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(40)	40
Net (decrease) increase in cash and cash equivalents	(38,550)	52,458
Cash and cash equivalents at beginning of period	58,649	13,553
Cash and cash equivalents at end of period	$20,099	$66,011

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss (GAAP)	$(4,286)	$(4,152)	$(11,883)	$(15,422)
Stock-based compensation expense	1,749	1,033	4,681	3,047
Depreciation and amortization	657	533	1,850	1,592
Gain from sale of investment in Verinata	—	—	(1,777)	—
Other income from litigation settlement	(600)	—	(600)	—
Litigation settlement expense	1,000	—	1,000	—
Loss on disposal of property and equipment	—	1	29	26
Interest expense	1	107	13	616
Net loss (Non-GAAP)	$(1,479)	$(2,478)	$(6,687)	$(10,141)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	25,534	22,544	25,407	21,161
Net loss per share - basic and diluted (GAAP)	$(0.17)	$(0.18)	$(0.47)	$(0.73)
Net loss per share - basic and diluted (Non-GAAP)	$(0.06)	$(0.11)	$(0.26)	$(0.48)

(1) The Company reports non-GAAP results which exclude stock-based compensation expense, depreciation of property and equipment, amortization of license agreement rights and debt discount, gain from sale of investment in Verinata, other income from litigation settlement, litigation settlement expense, loss on disposal of property and equipment, and interest expense.